Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Annual Report (Form 10-K) of PACCAR Inc of our reports dated February 27, 2013, with respect to the consolidated financial statements of PACCAR Inc, and the effectiveness of internal control over financial reporting of PACCAR Inc, included in the 2012 Annual Report to Stockholders of PACCAR Inc.

We also consent to the incorporation by reference in the following Registration Statements:

A.	the Registration Statement (Form S-8 No. 33-47763) pertaining to the 1991 Long-Term Incentive Plan of PACCAR Inc

B.	the Registration Statement (Form S-8 No. 333-39161) pertaining to the 1991 Long-Term Incentive Plan of PACCAR Inc

C.	the Registration Statement (Form S-8 No. 333-103706) pertaining to the 1991 Long-Term Incentive Plan of PACCAR Inc

D.	the Registration Statement (Form S-8 No. 333-36712) pertaining to the PACCAR Inc Restricted Stock and Deferred Compensation Plan for Non-Employee Directors

E.	the Registration Statement (Form S-8 No. 333-120238) pertaining to the PACCAR Inc Restricted Stock and Deferred Compensation Plan for Non-Employee Directors

F.	the Registration Statement (Form S-8 No. 333-52230) pertaining to the PACCAR Inc Savings Investment Plan

G.	the Registration Statement (Form S-8 No. 333-139544) pertaining to the PACCAR Inc Savings Investment Plan

H.	the Registration Statement (Form S-3 No. 333-178607) pertaining to the shelf registration of Senior Debt Securities.

of our reports dated February 27, 2013, with respect to the consolidated financial statements of PACCAR Inc, and the effectiveness of internal control over financial reporting of PACCAR Inc incorporated by reference in this Annual Report (Form 10-K) of PACCAR Inc.

/s/ Ernst and Young LLP
Ernst and Young LLP

Seattle, Washington

February 27, 2013